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                                                                   EXHIBIT 10.61

SUMMARY OF LEASE AGREEMENT (HUA XIN MANSION), EFFECTIVE APRIL 24, 2003, BETWEEN SHANGHAI LINKTONE CONSULTING CO., LTD. AND GUANGZHOU XIN CHANGJIANG PROPERTY CO., LTD.

Contracting Parties

Party A (the Lessor):          Guangzhou Xin Chang Jiang Property Co. Ltd.
Party B (the Tenant):          Shanghai Linktone Consulting Co. Ltd.

Date of Signing

1st April, 2003

Property Description

Location:                 Rm. 01, 17/F East Tower, Hua Xin Mansion, No.2 Shuiyin
                          Road, Dongshan District, Guangzhou, P.R.C.

Square footage:           96.06 m(2)

Type:                     Office space

Term of Lease

Effective date: 24th April, 2003

Termination date: 23rd April, 2004

Rental

Renminbi 4,118 per month

Management Fee

Renminbi 2882 per month

Major Obligations of either party

Obligations of Party A:

    - Party A should surrender to Party B the tenement and the equipment inside the premise at the time of this Lease.

    - Party A should give Party B not less that 30-days notice before the expiration of this Contract if Party A does not intend to renew the lease upon its expiration.

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         Under the same conditions offered to other third parties, Party B shall have the priority right to rent the tenement after the expiration of this Contract provided that Party A intends to continue to lease this tenement.

    - Party A is liable for the regular safety inspection of the tenement and the equipment and for paying the maintenance fee for natural damage of the main construction. If Party B has to move out temporarily as a result of maintenance being conducted at the tenement, Party A should conclude a moving-back agreement with Party B. Party A should be liable for injury and / or loss made by the delay of maintenance caused by Party A.

    - Party A shall not repossess the tenement during the term of this Contract and shall not interfere with the lawful operation of Party B's business, unless Party A shall refund Party B the deposit and compensate the economic loss of Party B pursuant to this Contract.

Tenant's obligations:

    - During the term of this Contract, Party B should make all payments, including the rent, the management fee and other fees incurred in relation to the use of the tenement, as set forth in this Contract on or before the due date and without demand.

    - Party B warrants that it shall make no alterations to the buildings or improvements on the tenement or construct any building or make any other improvements on the tenement without the prior written consent of Party A. Before any renovation of the tenement, the renovation proposal should be approved by Party A. During the process of the renovation, Party B should be subject to the supervision and management in connection with the renovation project by Party A, and shall not interfere or influence the normal business of other tenants.

    - Party B shall not assign this Contract, or sub-let or grant any license to jointly use the tenement or any part thereof without (i) the prior written consent of Party A and (ii) an undertaking of performance of all the terms of this Contract provided by Party B.

    - Upon the expiration or termination of this Contract, Party B should return this tenement and the interior equipment to Party A, unless if Party B intends to extend the lease, Party B should negotiate with Party A not less than 90 days in advance. After the expiration of an agreement between the parties, the parties may sign another contract to renew the agreement. During the period of negotiation between the parties, Party A may, after informing Party B, arrange potential tenants to see the premise.

Termination Events

    - If Party B fails to pay any amount due and payable for more than 30 days;

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    -    Party B breaches any of the provisions under the lease or violates any
         State, provincial or municipal regulations, and fails to correct such breach or violations within 30 days after receiving Party A's written notice requiring it to do so;

    - Party B is closed down by government authorities for its illegal operations; or

    -    Party B is bankrupt.

Security deposit

    -    Renminbi 14,000.00